UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2008

NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION
(Exact name of registrant as specified in its charter)

District of Columbia (state or other jurisdiction of incorporation)	1-7102 (Commission File Number)	52-0891669 (I.R.S. Employer Identification No.)

Woodland Park 2201 Cooperative Way Herndon, VA	20171-3025 (Zip Code)
(Address of principal executive offices)

Registrant's telephone number, including area code:  (703) 709-6700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❑ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(b):   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On October 27, 2008, National Rural Utilities Cooperative Finance Corporation (“National Rural” or “the Company”) received the resignation of Mr. Harold D. Foley, effective November 1, 2008, from his position as a Director of National Rural.  Mr. Foley served on the Loan, Building, and Corporate Relations Committees of the National Rural Board of Directors.  Mr. Foley indicated that he resigned for personal reasons.  National Rural would like to thank Mr. Foley for his four years of service to the Company.  In accordance with National Rural bylaws, when a vacancy in this board position occurs, the remaining directors may, by a majority vote, elect a successor to fill the vacant position or leave the position vacant until the next succeeding district meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL RURAL UTILITIES COOPERATIVE
FINANCE CORPORATION

By: /s/ STEVEN L. LILLY
      Steven L. Lilly
      Senior Vice President and Chief Financial Officer

Dated:  October 31, 2008